First Connecticut Bancorp, Inc. reports fourth quarter 2014 earnings of $0.21 earnings per share

FARMINGTON, Conn., January 28, 2015 – First Connecticut Bancorp, Inc. (the "Company") (NASDAQ: FBNK), the holding company for Farmington Bank (the "Bank"), reported net income of $3.1 million, or $0.21 diluted earnings per share for the quarter ended December 31, 2014 compared to net income of $2.5 million, or $0.17 diluted earnings per share in the linked quarter.  Diluted earnings per share were $0.07 for the fourth quarter of 2013.

The Bank had net income of $9.3 million, or $0.62 diluted earnings per share for the year ended December 31, 2014 compared to net income of $3.7 million, or $0.24 diluted earnings per share for the year ended December 31, 2013.

"Despite the low interest rate environment which continues to apply pressure to the margin, we continue to generate improved earnings based on our organic growth strategy, coupled with our strategic steps of reducing operating cost through process improvement initiatives," stated John J. Patrick Jr., First Connecticut Bancorp's Chairman, President and CEO.

"I am extremely proud of our team for their efforts in 2014, as we have once again prudently grown our asset and deposit base deepening our market share where we operate. Their effort is evidenced in the improvement in our operating efficiency and annual EPS growth of 158%. We continue to be pleased with the progress of our expansion into western Massachusetts, and will be opening two branch offices in that market in 2015 as previously announced."

Financial Highlights

•
Net interest income increased $410,000 to $16.4 million in the fourth quarter of 2014 compared to $16.0 million in the linked quarter and increased $2.1 million or 14% compared to fourth quarter of 2013.  On a core basis, net interest income increased $160,000 in the fourth quarter of 2014 compared to the linked quarter.

•	Strong organic loan growth continued during the quarter as total loans increased $88.4 million to $2.1 billion at December 31, 2014 and increased $318.7 million or 18% from a year ago.

•	Noninterest expense to average assets was 2.39% in the fourth quarter of 2014 compared to 2.46% in the linked quarter and 2.80% in the fourth quarter of 2013.

•	Tangible book value per share is $14.57 compared to $14.56 on a linked quarter basis and $14.11 at December 31, 2013.

•	Checking accounts grew by 2.8% or 1,242 net new accounts in the fourth quarter of 2014 and by 13.1% or 5,248 net new accounts compared to December 31, 2013.

•
Asset quality improved as loan delinquencies 30 days and greater decreased slightly to 0.75% of total loans at December 31, 2014 compared to 0.78% at September 30, 2014 and 0.85% at December 31, 2013.  Non-accrual loans represented 0.72% of total loans compared to 0.76% of total loans on a linked quarter basis and 0.81% of total loans at December 31, 2013.

•	The allowance for loan losses represented 0.89% of total loans at December 31, 2014 compared to 0.91% at September 30, 2014 and 1.01% at December 31, 2013.

•
The Company paid a cash dividend of $0.05 per share on December 15, 2014, and paid a cash dividend of $0.17 per share for the year, an increase of $0.05 compared to the prior year. This marks the thirteenth consecutive quarter the Company has paid a dividend since it became a public company on June 29, 2011.

Fourth quarter 2014 compared with third quarter 2014

Net interest income

•
Net interest income increased $410,000 to $16.4 million in the fourth quarter of 2014 compared to the linked quarter primarily due to a $105.0 million increase in the average net loan balance.  Excluding a $250,000 non-recurring payment related to a loan participation, core net interest income increased $160,000 in the fourth quarter compared to the linked quarter.

•
Net interest margin decreased to 2.81% in the fourth quarter of 2014 compared to 2.89% in the third quarter of 2014 due to an increase in the average cost of interest-bearing liabilities.  Excluding the non-recurring payment related to a loan participation, fourth quarter net interest margin would have been 2.76%.

•
The cost of interest-bearing liabilities increased to 66 basis points in the fourth quarter of 2014 compared to 59 basis points in the third quarter of 2014.  The increase was primarily due to certificate of deposits and money market promotions in the fourth quarter and a 12 basis point increase in the average cost of Federal Home Loan Bank of Boston borrowings.

Provision for loan losses

•	Provision for loan losses was $632,000 for the fourth quarter of 2014 compared to $1.0 million for the linked quarter.

•	Net charge-offs in the quarter were $228,000 or 0.04% to average loans (annualized) compared to $397,000 or 0.08% to average loans (annualized) in the linked quarter.

•	The allowance for loan losses represented 0.89% of total loans at December 31, 2014 compared to 0.91% at September 30, 2014.

Noninterest income

•
Total noninterest income decreased $280,000 to $2.5 million in the fourth quarter of 2014 compared to the linked quarter primarily due to a $286,000 decrease in net gain on loans sold as a result of a seasonal decline in our loan originations and an increase in the percentage of closed loans held in portfolio.

•
Other income decreased $60,000 to $295,000 in the fourth quarter of 2014 compared to the linked quarter primarily due to a decrease in mortgage banking derivatives income and an increase in mortgage servicing rights amortization offset by an $198,000 increase in swaps fees.

Noninterest expense

•
Noninterest expense increased $396,000 in the fourth quarter of 2014 to $14.6 million compared to the linked quarter primarily due to an increase in salaries and employee benefits.   Salaries and employee benefits increased $304,000 primarily due to costs associated with our expansion into western Massachusetts and growth driven staff increases in our compliance areas.

Income tax expense

•
Income tax expense was $499,000 in the fourth quarter of 2014 compared to $997,000 in the linked quarter.  The decrease in income tax expense in the fourth quarter was primarily due to adjusting the tax rate on our deferred tax assets from 34% to 35%.  Our taxable income, before and after, the utilization of our charitable contribution carryforward deduction, placed us in the 35% corporate tax bracket.

Fourth quarter 2014 compared with fourth quarter 2013

Net interest income

•
Net interest income increased $2.1 million or 14% to $16.4 million compared to $14.3 million in the fourth quarter of 2013 primarily due to a $316.4 million increase in the average net loan balance despite an 8 basis point decrease in the yield on loans.

•
Net interest margin decreased to 2.81% in the fourth quarter of 2014 compared to 2.94% in the fourth quarter of 2013.  Excluding the non-recurring payment related to a loan participation, fourth quarter net interest margin would have been 2.76%.

•
The cost of interest-bearing liabilities increased 3 basis points to 66 basis points in the fourth quarter of 2014 compared to 63 basis points in the fourth quarter of 2013.  The increase was primarily due to an increase of 6 basis points for both NOW and money market accounts, an 8 basis points increase in certificates of deposit offset by an 11 basis points decrease in Federal Home Loan Bank of Boston advance costs due to an increase in short-term rate advances.

Provision for loan losses

•	Provision for loan losses was $632,000 for the fourth quarter of 2014 compared to $660,000 for the prior year quarter.

•	Net charge-offs in the quarter were $228,000 or 0.04% to average loans (annualized) compared to $44,000 or 0.01% to average loans (annualized) in the prior year quarter.

•	The allowance for loan losses represented 0.89% of total loans at December 31, 2014 compared to 1.01% at December 31, 2013.

Noninterest income

•
Total noninterest income increased $315,000 to $2.5 million compared to the prior year quarter primarily due to a $270,000 increase in fees for customer services and a $285,000 increase in other income offset by a $234,000 decrease in net gain on loans sold.

•
Other income increased in the fourth quarter of 2014 compared to the prior year quarter primarily due to a $338,000 increase in swap fees offset by a decrease in mortgage banking derivative income and an increase in mortgage servicing rights amortization.

Noninterest expense

•	Noninterest expense increased $217,000 to $14.6 million in the fourth quarter of 2014 compared to the prior year quarter.

Income tax expense

•	Income tax expense was $499,000 in the fourth quarter of 2014 compared to $322,000 in the prior year quarter.

For the year ended December 31, 2014 compared with the year ended December 31, 2013

Net interest income

•
Net interest income increased $9.5 million or 18% to $62.7 million for the year ended 2014 compared to $53.2 million for the year ended 2013 due to a $314.1 million increase in the average net loan balance despite a 14 basis point decrease in the yield on loans and a $50.8 million increase in the average securities balance offset by a $328.8 million increase in the average interest-bearing liabilities balance.

•
Net interest margin decreased to 2.92% for the year ended 2014 compared to 2.99% for the year ended 2013.  Excluding the non-recurring payment related to a loan participation, the year ended 2014 interest margin would have been 2.91%.

•
The cost of interest-bearing liabilities decreased 12 basis points to 60 basis points for the year ended 2014 compared to 72 basis points for the year ended 2013.  The decrease was primarily due to a 97 basis point decrease in the average cost of Federal Home Loan Bank of Boston borrowings due to an increase in short-term rate advances.

Provision for loan losses

•	Provision for loan losses was $2.6 million for the year ended 2014 compared to $1.5 million for the year ended 2013.

•	Net charge-offs for the year ended 2014 were $1.9 million or 0.10% to average loans compared to $445,000 or 0.03% to average loans for the year ended 2013.

•	The allowance for loan losses represented 0.89% of total loans at December 31, 2014 compared to 1.01% at December 31, 2013.

Noninterest income

•
Total noninterest income decreased $1.9 million to $9.1 million for the year ended 2014 compared to the year ended 2013 primarily due to decreases in net gain on loans sold and gain on sale of investments offset by increases in fees for customer services and other income.

•	Fees for customer services increased $929,000 to $5.5 million for the year ended 2014 compared to the year ended 2013 driven by our growth in checking accounts and debit card fees.

•	Net gain on loans sold decreased $3.4 million to $1.4 million for the year ended 2014 compared to the year ended 2013 as a result of a decline in our secondary market residential sales activity.

•
Other income increased $1.0 million to $875,000 for the year ended 2014 compared to the year ended 2013 primarily due to a $478,000 increase in swap fees and a $406,000 increase in mortgage banking derivative income.

•	Gain on sales of investments decreased $340,000 as there were no sales of investments for the year ended 2014.

Noninterest expense

•	Noninterest expense decreased by $714,000 to $57.0 million during the year ended 2014 compared to $57.8 million for the year ended 2013.

•
Salaries and employee benefits decreased $435,000 to $34.4 million for the year ended 2014 compared to the year ended 2013.  Excluding $633,000 related to accelerated vesting of stock compensation for the year ended 2013, salaries and employee benefits increased $198,000 for the year ended 2014.

Income tax expense

•	Income tax expense was $2.8 million for the year ended 2014 compared to $1.2 million for the year ended 2013.

December 31, 2014 compared to December 31, 2013

Financial Condition

•	Total assets increased $374.3 million or 18% at December 31, 2014 to $2.5 billion compared to $2.1 billion at December 31, 2013 largely reflecting an increase in loans and securities.

•	Our investment portfolio totaled $202.7 million at December 31, 2014 compared to $163.9 million at December 31, 2013, an increase of $38.8 million.

•
Net loans increased $318.9 million at December 31, 2014 to $2.1 billion compared to $1.8 billion at December 31, 2013 due to our continued focus on commercial and residential lending, which combined, increased $320.3 million.

•
Deposits increased $219.5 million at December 31, 2014 to $1.7 billion compared to $1.5 billion at December 31, 2013 primarily due to increases in municipal deposits and money market accounts as we continue to develop and grow relationships in the geographical areas we serve.

•
Federal Home Loan Bank of Boston advances increased $142.7 million to $401.7 million at December 31, 2014 compared to $259.0 million at December 31, 2013.  Advances were used to support loan and securities growth.

Asset Quality

•
At December 31, 2014, the allowance for loan losses represented 0.89% of total loans and 122.58% of non-accrual loans, compared to 1.01% of total loans and 123.74% of non-accrual loans at December 31, 2013.

•	Loan delinquencies 30 days and greater decreased to 0.75% of total loans at December 31, 2014 compared to 0.85% of total loans at December 31, 2013.

•	Non-accrual loans represented 0.72% of total loans at December 31, 2014 compared to 0.81% of total loans at December 31, 2013.

•	Net charge-offs in the quarter were $228,000 or 0.04% to average loans (annualized) compared to $44,000 or 0.01% to average loans (annualized) in the prior year quarter.

Capital and Liquidity

•	The Company remained well-capitalized with an estimated total capital to risk-weighted asset ratio of 13.82% at December 31, 2014.

•
Tangible book value per share grew to $14.57 compared to $14.56 on a linked quarter basis and $14.11 at the quarter ended December 31, 2013.  Our tangible book value per share was negatively affected by $0.23 during the fourth quarter of 2014 due to lower discount rates and a change in mortality tables used for our defined benefit liabilities.

•
During the fourth quarter of 2014, the Company repurchased 16,712 shares of common stock at an average price per share of $14.51 at a total cost of $242,000.  Repurchased shares are held as treasury stock and will be available for general corporate purposes.  The Company has 904,765 shares remaining to repurchase at December 31, 2014 from prior regulatory approval.

•
At December 31, 2014, the Company continued to have adequate liquidity including significant unused borrowing capacity at the Federal Home Loan Bank of Boston and the Federal Reserve Bank, as well as access to funding through brokered deposits.

About First Connecticut Bancorp, Inc.

First Connecticut Bancorp, Inc. (NASDAQ: FBNK) is a Maryland-chartered stock holding company that wholly owns Farmington Bank. Farmington Bank is a full-service, community bank with 22 branch locations throughout central Connecticut, offering commercial and residential lending as well as wealth management services in Connecticut and western Massachusetts. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. For more information regarding the Bank's products and services and for First Connecticut Bancorp, Inc. investor relations information, please visit www.farmingtonbankct.com.

Conference Call

First Connecticut will host a conference call on Thursday, January 29, 2015 at 10:30am Eastern Time to discuss fourth quarter results.  Those wishing to participate in the call may dial-in to the call at 1-888-336-7151.  The Canada dial-in number is 1-855-669-9657 and the international dial-in number is 1-412-902-4177.  A webcast of the call will be available on the Investor Relations Section of the Farmington Bank website for an extended period of time.

Forward Looking Statements

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such forward-looking statements may or may not include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as core net income, the efficiency ratio and tangible book value per share. A reconciliation to the most directly comparable GAAP financial measure; net income in the case of core net income and the efficiency ratio and stockholders' equity in the case of tangible book value per share, appears in tabular form in the accompanying Reconciliation of Non-GAAP Financial Measures table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. The Company believes that core net income is useful for both investors and management to understand the effects of items that are non-recurring and infrequent in nature. The Company believes that the efficiency ratio, which measures the costs expended to generate a dollar of revenue, is useful in the assessment of financial performance, including non-interest expense control. The Company believes that tangible book value per share is useful to evaluate the relative strength of the Company's capital position. The Company does not have goodwill and intangible assets for any of the periods presented. As such, tangible book value per common share is equal to book value per common share.

We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share data)	2014	2014	2014	2014	2013
Selected Financial Condition Data:

Total assets	$2,484,352	$2,395,674	$2,267,709	$2,181,759	$2,110,028
Cash and cash equivalents	42,863	43,914	50,778	44,110	38,799
Securities held-to-maturity, at amortized cost	16,224	12,439	12,715	12,872	12,983
Securities available-for-sale, at fair value	186,484	194,706	160,784	163,232	150,886
Federal Home Loan Bank of Boston stock, at cost	19,785	17,724	17,724	13,137	13,136
Loans, net	2,119,917	2,031,780	1,930,502	1,854,497	1,800,987
Deposits	1,733,041	1,727,994	1,630,779	1,634,400	1,513,501
Federal Home Loan Bank of Boston advances	401,700	304,700	291,000	206,000	259,000
Total stockholders' equity	233,555	233,646	231,269	230,488	232,209
Allowance for loan losses	18,960	18,556	17,912	17,631	18,314
Non-accrual loans	15,468	15,475	14,652	12,974	14,800
Impaired loans	43,452	39,579	41,892	41,782	39,623
Loan delinquencies 30 days and greater	16,079	15,922	15,257	14,882	15,511

Selected Operating Data:

Interest income	$19,412	$18,528	$17,854	$16,980	$16,697
Interest expense	3,017	2,543	2,290	2,230	2,366
Net interest income	16,395	15,985	15,564	14,750	14,331
Provision for loan losses	632	1,041	410	505	660
Net interest income after provision for loan losses	15,763	14,944	15,154	14,245	13,671
Noninterest income	2,498	2,778	2,066	1,762	2,183
Noninterest expense	14,615	14,219	14,254	13,960	14,398
Income before income taxes	3,646	3,503	2,966	2,047	1,456
Income tax expense	499	997	776	555	322

Net income	$3,147	$2,506	$2,190	$1,492	$1,134

Performance Ratios (annualized):

Return on average assets	0.52%	0.43%	0.40%	0.28%	0.22%
Return on average equity	5.31%	4.27%	3.77%	2.56%	1.96%
Interest rate spread (1)	2.66%	2.77%	2.88%	2.86%	2.80%
Net interest rate margin (2)	2.81%	2.89%	3.01%	2.99%	2.94%
Non-interest expense to average assets	2.39%	2.46%	2.60%	2.63%	2.80%
Efficiency ratio (3)	78.39%	75.78%	81.71%	84.54%	87.95%
Average interest-earning assets to average
interest-bearing liabilities	126.84%	127.11%	128.04%	128.59%	129.64%

Asset Quality Ratios:

Allowance for loan losses as a percent of total loans	0.89%	0.91%	0.92%	0.94%	1.01%
Allowance for loan losses as a percent of
non-accrual loans	122.58%	119.91%	122.25%	135.89%	123.74%
Net charge-offs to average loans (annualized)	0.04%	0.08%	0.03%	0.26%	0.01%
Non-accrual loans as a percent of total loans	0.72%	0.76%	0.75%	0.69%	0.81%
Non-accrual loans as a percent of total assets	0.62%	0.65%	0.65%	0.59%	0.70%
Loan delinquencies 30 days and greater as a
percent of total loans	0.75%	0.78%	0.78%	0.80%	0.85%

Per Share Related Data:

Basic earnings per share	$0.21	$0.17	$0.15	$0.10	$0.07
Diluted earnings per share	$0.21	$0.17	$0.14	$0.10	$0.07
Dividends declared per share	$0.05	$0.05	$0.04	$0.03	$0.03
Tangible book value (4)	$14.57	$14.56	$14.39	$14.22	$14.11
Common stock shares outstanding	16,026,319	16,043,031	16,072,637	16,203,933	16,457,642
Weighted-average basic shares outstanding	14,695,490	14,613,115	14,601,416	14,820,700	14,880,971
Weighted-average diluted shares outstanding	14,836,032	14,710,880	14,707,472	14,920,837	14,897,762

(1) Represents the difference between the weighted-average yield on average interest-earning assets and the weighted-average cost of interest-bearing liabilities.
(2) Represents net interest income as a percent of average interest-earning assets.
(3) Represents noninterest expense divided by the sum of net interest income and noninterest income, adjusted for non-recurring items.
See "Reconciliation of Non-GAAP Financial Measures" table.
(4) Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented. See "Reconciliation of Non-GAAP Financial Measures" table.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	December 31,		September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2014		2014	2014	2014	2013
Capital Ratios:

Equity to total assets at end of period	9.40%		9.75%	10.20%	10.56%	11.01%
Average equity to average assets	9.71%		10.13%	10.59%	10.99%	11.23%
Total capital to risk-weighted assets	13.82%	*	14.12%	14.56%	15.05%	15.50%
Tier I capital to risk-weighted assets	12.79%	*	13.07%	13.51%	13.97%	14.36%
Tier I capital to total average assets	9.86%	*	10.25%	10.70%	11.02%	11.47%
Total equity to total average assets	9.57%		10.09%	10.54%	10.85%	11.30%

* Estimated

Loans and Allowance for Loan Losses:

Real estate
Residential	$827,005		$789,166	$749,124	$716,836	$693,046
Commercial	765,066		717,399	686,299	677,948	633,764
Construction	57,371		80,242	69,047	69,476	78,191
Installment	3,356		3,524	3,850	4,109	4,516
Commercial	309,708		289,708	277,483	244,075	252,032
Collateral	1,733		1,826	1,480	1,455	1,600
Home equity line of credit	169,768		163,608	156,625	153,619	151,606
Demand	-		-	-	124	85
Revolving credit	99		97	75	80	94
Resort	929		1,019	1,068	1,124	1,374
Total loans	2,135,035		2,046,589	1,945,051	1,868,846	1,816,308
Less:
Allowance for loan losses	(18,960)		(18,556)	(17,912)	(17,631)	(18,314)
Net deferred loan costs	3,842		3,747	3,363	3,282	2,993
Loans, net	$2,119,917		$2,031,780	$1,930,502	$1,854,497	$1,800,987

Deposits:

Noninterest-bearing demand deposits	$330,524		$323,499	$315,916	$303,966	$308,459
Interest-bearing
NOW accounts	355,412		454,650	377,570	368,700	285,392
Money market	470,991		417,498	401,694	427,535	387,225
Savings accounts	210,892		200,501	202,970	199,531	193,937
Time deposits	365,222		331,846	332,629	334,668	338,488
Total interest-bearing deposits	1,402,517		1,404,495	1,314,863	1,330,434	1,205,042
Total deposits	$1,733,041		$1,727,994	$1,630,779	$1,634,400	$1,513,501

First Connecticut Bancorp, Inc.
Consolidated Statements of Conditions (Unaudited)

	December 31,	September 30,	December 31,
	2014	2014	2013
(Dollars in thousands)
Assets
Cash and cash equivalents	$42,863	$43,914	$38,799
Securities held-to-maturity, at amortized cost	16,224	12,439	12,983
Securities available-for-sale, at fair value	186,484	194,706	150,886
Loans held for sale	2,417	5,533	3,186
Loans (1)	2,138,877	2,050,336	1,819,301
Allowance for loan losses	(18,960)	(18,556)	(18,314)
Loans, net	2,119,917	2,031,780	1,800,987
Premises and equipment, net	18,873	19,384	20,619
Federal Home Loan Bank of Boston stock, at cost	19,785	17,724	13,136
Accrued income receivable	5,777	5,331	4,917
Bank-owned life insurance	39,686	39,403	38,556
Deferred income taxes	17,390	14,529	14,884
Prepaid expenses and other assets	14,936	10,931	11,075
Total assets	$2,484,352	$2,395,674	$2,110,028

Liabilities and Stockholders' Equity
Deposits
Interest-bearing	$1,402,517	$1,404,495	$1,205,042
Noninterest-bearing	330,524	323,499	308,459
	1,733,041	1,727,994	1,513,501
Federal Home Loan Bank of Boston advances	401,700	304,700	259,000
Repurchase agreement borrowings	21,000	21,000	21,000
Repurchase liabilities	48,987	73,855	50,816
Accrued expenses and other liabilities	46,069	34,479	33,502
Total liabilities	2,250,797	2,162,028	1,877,819

Stockholders' Equity
Common stock	181	181	181
Additional paid-in-capital	178,772	177,937	175,766
Unallocated common stock held by ESOP	(12,681)	(12,949)	(13,747)
Treasury stock, at cost	(28,828)	(28,585)	(22,599)
Retained earnings	103,630	101,089	96,832
Accumulated other comprehensive loss	(7,519)	(4,027)	(4,224)
Total stockholders' equity	233,555	233,646	232,209
Total liabilities and stockholders' equity	$2,484,352	$2,395,674	$2,110,028

(1) Loans include net deferred fees and unamortized premiums of $3.8 million, $3.7 million and $3.0 million at December 31, 2014, September 30, 2014 and December 31, 2013, respectively.

First Connecticut Bancorp, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended			For The Year Ended
	December 31,	September 30,	December 31,	December 31,
(Dollars in thousands, except per share data)	2014	2014	2013	2014	2013
Interest income
Interest and fees on loans
Mortgage	$15,170	$14,490	$13,007	$56,963	$48,728
Other	3,770	3,608	3,437	14,159	13,183
Interest and dividends on investments
United States Government and agency obligations	284	258	134	949	478
Other bonds	63	57	53	259	230
Corporate stocks	122	109	64	429	252
Other interest income	3	6	2	15	15
Total interest income	19,412	18,528	16,697	72,774	62,886
Interest expense
Deposits	2,119	1,845	1,736	7,369	7,182
Interest on borrowed funds	675	479	398	1,841	1,651
Interest on repo borrowings	181	182	181	719	713
Interest on repurchase liabilities	42	37	51	151	187
Total interest expense	3,017	2,543	2,366	10,080	9,733
Net interest income	16,395	15,985	14,331	62,694	53,153
Provision for loan losses	632	1,041	660	2,588	1,530
Net interest income
after provision for loan losses	15,763	14,944	13,671	60,106	51,623
Noninterest income
Fees for customer services	1,521	1,459	1,251	5,488	4,559
Gain on sale of investments	-	-	-	-	340
Net gain on loans sold	347	633	581	1,419	4,825
Brokerage and insurance fee income	52	47	40	192	150
Bank owned life insurance income	283	284	301	1,130	1,316
Other	295	355	10	875	(178)
Total noninterest income	2,498	2,778	2,183	9,104	11,012
Noninterest expense
Salaries and employee benefits	8,897	8,593	8,691	34,416	34,851
Occupancy expense	1,251	1,271	1,181	5,080	4,722
Furniture and equipment expense	1,125	1,093	964	4,342	4,079
FDIC assessment	386	361	329	1,396	1,272
Marketing	371	332	368	1,590	1,995
Other operating expenses	2,585	2,569	2,865	10,224	10,843
Total noninterest expense	14,615	14,219	14,398	57,048	57,762
Income before income taxes	3,646	3,503	1,456	12,162	4,873
Income tax expense	499	997	322	2,827	1,169
Net income	$3,147	$2,506	$1,134	$9,335	$3,704

Earnings per share:
Basic	$0.21	$0.17	$0.07	$0.62	$0.24
Diluted	0.21	0.17	0.07	0.62	0.24
Weighted average shares outstanding:
Basic	14,695,490	14,613,115	14,880,971	14,682,147	15,253,421
Diluted	14,836,032	14,710,880	14,897,762	14,793,346	15,270,212

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Three Months Ended
	December 31, 2014			September 30, 2014			December 31, 2013
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
(Dollars in thousands)
Interest-earning assets:
Loans, net	$2,083,857	$18,940	3.61%	$1,978,854	$18,098	3.63%	$1,767,468	$16,444	3.69%
Securities	207,616	403	0.77%	189,246	369	0.77%	148,653	243	0.65%
Federal Home Loan Bank of Boston stock	17,969	66	1.46%	17,724	55	1.23%	10,338	8	0.31%
Federal funds and other earning assets	8,014	3	0.15%	4,918	6	0.48%	5,093	2	0.16%
Total interest-earning assets	2,317,456	19,412	3.32%	2,190,742	18,528	3.36%	1,931,552	16,697	3.43%
Noninterest-earning assets	124,297			124,823			123,891
Total assets	$2,441,753			$2,315,565			$2,055,443

Interest-bearing liabilities:
NOW accounts	$401,269	$281	0.28%	$436,303	$313	0.28%	$305,045	$172	0.22%
Money market	451,288	926	0.81%	406,293	748	0.73%	388,503	732	0.75%
Savings accounts	206,794	51	0.10%	199,505	57	0.11%	190,258	51	0.11%
Certificates of deposit	352,100	861	0.97%	330,496	727	0.87%	346,977	781	0.89%
Total interest-bearing deposits	1,411,451	2,119	0.60%	1,372,597	1,845	0.53%	1,230,783	1,736	0.56%
Federal Home Loan Bank of Boston Advances	328,257	675	0.82%	270,250	479	0.70%	170,000	398	0.93%
Repurchase agreement borrowings	21,000	181	3.42%	21,000	182	3.44%	21,000	181	3.42%
Repurchase liabilities	66,305	42	0.25%	59,624	37	0.25%	68,122	51	0.30%
Total interest-bearing liabilities	1,827,013	3,017	0.66%	1,723,471	2,543	0.59%	1,489,905	2,366	0.63%
Noninterest-bearing deposits	336,141			321,008			294,071
Other noninterest-bearing liabilities	41,602			36,482			40,543
Total liabilities	2,204,756			2,080,961			1,824,519
Stockholders' equity	236,997			234,604			230,924
Total liabilities and stockholders' equity	$2,441,753			$2,315,565			$2,055,443

Net interest income		$16,395			$15,985			$14,331

Net interest rate spread (1)			2.66%			2.77%			2.80%
Net interest-earning assets (2)	$490,443			$467,271			$441,647
Net interest margin (3)			2.81%			2.89%			2.94%
Average interest-earning assets to average interest-bearing liabilities
		126.84%			127.11%			129.64%

(1) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Years Ended December 31,
	2014			2013
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
(Dollars in thousands)
Interest-earning assets:
Loans, net	$1,943,924	$71,122	3.66%	$1,629,921	$61,911	3.80%
Securities	181,345	1,429	0.79%	130,593	927	0.71%
Federal Home Loan Bank of Boston stock	15,911	208	1.31%	8,981	33	0.37%
Federal funds and other earning assets	4,947	15	0.30%	8,398	15	0.18%
Total interest-earning assets	2,146,127	72,774	3.39%	1,777,893	62,886	3.54%
Noninterest-earning assets	123,761			122,381
Total assets	$2,269,888			$1,900,274

Interest-bearing liabilities:
NOW accounts	$380,936	$976	0.26%	$277,698	$638	0.23%
Money market	420,456	3,112	0.74%	362,914	2,878	0.79%
Savings accounts	200,948	205	0.10%	182,952	206	0.11%
Certificates of deposit	338,590	3,076	0.91%	353,677	3,460	0.98%
Total interest-bearing deposits	1,340,930	7,369	0.55%	1,177,241	7,182	0.61%
Federal Home Loan Bank of Boston Advances	260,432	1,841	0.71%	98,486	1,651	1.68%
Repurchase agreement borrowings	21,000	719	3.42%	21,000	713	3.40%
Repurchase liabilities	60,082	151	0.25%	56,891	187	0.33%
Total interest-bearing liabilities	1,682,444	10,080	0.60%	1,353,618	9,733	0.72%
Noninterest-bearing deposits	315,177			266,217
Other noninterest-bearing liabilities	37,909			44,597
Total liabilities	2,035,530			1,664,432
Stockholders' equity	234,358			235,842
Total liabilities and stockholders' equity	$2,269,888			$1,900,274

Net interest income		$62,694			$53,153

Net interest rate spread (1)			2.79%			2.82%
Net interest-earning assets (2)	$463,683			$424,275
Net interest margin (3)			2.92%			2.99%
Average interest-earning assets to average interest-bearing liabilities
		127.56%			131.34%

(1) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)

The table below presents a reconciliation of non-GAAP financial measures with financial measures defined by GAAP for the three months ended December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014 and December 31, 2013.  The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company.

	At or for the Three Months Ended

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share data)	2014	2014	2014	2014	2013
Net Income	$3,147	$2,506	$2,190	$1,492	$1,134
Adjustments:
Less: Prepayment penalty fees	-	-	(185)	-	(144)
Less: Non-recurring payment related to a loan participation	(250)	-	-	-	-
Total core adjustments before taxes	(250)	-	(185)	-	(144)
Tax benefit on core adjustments	88	-	63	-	49
Tax rate adjustment (1)	(441)	-	-	-	-
Total core adjustments after taxes	(603)	-	(122)	-	(95)
Total core net income	$2,544	$2,506	$2,068	$1,492	$1,039

Total net interest income	$16,395	$15,985	$15,564	$14,750	$14,331
Less: Prepayment penalty fees	-	-	(185)	-	(144)
Less: Non-recurring payment related to a loan participation	(250)	-	-	-	-
Total core net interest income	$16,145	$15,985	$15,379	$14,750	$14,187

Total noninterest income	$2,498	$2,778	$2,066	$1,762	$2,183
Less: Net gain on sales of investments	-	-	-	-	-
Total core noninterest income	$2,498	$2,778	$2,066	$1,762	$2,183

Total noninterest expense	$14,615	$14,219	$14,254	$13,960	$14,398
Total core noninterest expense	$14,615	$14,219	$14,254	$13,960	$14,398

Core earnings per common share, diluted	$0.17	$0.17	$0.14	$0.10	$0.07

Core return on average assets (annualized)	0.42%	0.43%	0.38%	0.28%	0.20%
Core return on average equity (annualized)	4.29%	4.27%	3.56%	2.56%	1.80%
Efficiency ratio (2)	78.39%	75.78%	81.71%	84.54%	87.95%

Tangible book value (3)	$14.57	$14.56	$14.39	$14.22	$14.11

(1) Represents the tax benefit derived from adjusting the tax rate on the Company's deferred tax assets from 34% to 35%. The Company's taxable income placed it in the 35% corporate tax bracket.
(2) Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
(3) Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented.

First Connecticut Bancorp, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)

The table below presents a reconciliation of non-GAAP financial measures with financial measures defined by GAAP for the years ended December 31, 2014 and 2013.  The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company.

	At or for the Years Ended December 31,
(Dollars in thousands, except per share data)	2014	2013
Net Income	$9,335	$3,704
Adjustments:
Less: Prepayment penalty fees	(185)	(291)
Less: Net gain on sales of investments	-	(340)
Less: Bank-owned life insurance proceeds	-	(108)
Less: Non-recurring payment related to a loan participation	(250)	-
Plus: Accelerated vesting of stock compensation	-	633
Total core adjustments before taxes	(435)	(106)
Tax benefit on core adjustments	151	36
Tax rate adjustment (1)	(441)	-
Total core adjustments after taxes	(725)	(70)
Total core net income	$8,610	$3,634

Total net interest income	$62,694	$53,153
Less: Prepayment penalty fees	(185)	-
Less: Non-recurring payment related to a loan participation	(250)	-
Total core net interest income	$62,259	$53,153

Total noninterest income	$9,104	$11,012
Less: Net gain on sales of investments	-	(340)
Less: Bank-owned life insurance proceeds	-	(108)
Total core noninterest income	$9,104	$10,564

Total noninterest expense	$57,048	$57,762
Plus: Accelerated vesting of stock compensation	-	633
Total core noninterest expense	$57,048	$58,395

Core earnings per common share, diluted	$0.57	$0.23

Core return on average assets	0.38%	0.19%
Core return on average equity	3.67%	1.54%
Efficiency ratio (2)	79.94%	91.65%

Tangible book value (3)	$14.57	$14.11

(1) Represents the tax benefit derived from adjusting the tax rate on the Company's deferred tax assets from 34% to 35%.
The Company's taxable income placed it in the 35% corporate tax bracket.
(2) Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
(3) Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding. The Company does not have goodwill and intangible assets for any of the periods presented.